Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Endo Pharmaceuticals Holdings Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 26, 2010, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

January 28, 2011